UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Integral Vision, Inc.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Integral Vision, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Integral Vision, Inc., a Michigan corporation, will be held at the corporate offices, 49113 Wixom Tech Drive, Wixom, Michigan 48393, on Wednesday, October 13, 2010 at 4:00 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

1.	To elect five Directors;

2.	To consider and vote upon a proposal to amend our Amended and Restated Articles of Incorporation to effect a one (1) for ten (10) reverse stock split of our Common Stock;

3.	To consider and vote upon a proposal to ratify the Amendment and Restatement of Integral Vision, Inc. 2008 Equity Incentive Plan;

4.	To ratify the appointment of Rehmann Robson as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

5.	To grant management the authority to adjourn, postpone or continue the Annual Meeting; and

6.	To transact such other business as may properly come before the meeting.

In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at August 23, 2010.  Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

By Order of the Board of Directors

Max A. Coon
Secretary

Wixom, Michigan
July 22, 2010

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE AND SIGN THE PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.  THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.  THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Integral Vision, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on October 13, 2010 at 4:00 p.m., or any adjournments thereof, at the principal executive offices of the Company, located at 49113 Wixom Tech Drive, Wixom, Michigan 48393.  This Proxy Statement is being mailed on or about September 3, 2010 to all holders of record of common stock of the Company as of the close of business on August 23, 2010.

PURPOSE OF THE MEETING

The purpose of this Annual Meeting of Shareholders shall be to elect Directors, to consider and vote upon a proposal to amend our Amended and Restated Articles of Incorporation to effect a one (1) for ten (10) reverse stock split of our Common Stock, to consider and vote upon a proposal to ratify the Amendment and Restatement of Integral Vision, Inc. 2008 Equity Incentive Plan, to ratify the appointment of Rehmann Robson as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, to grant management the authority to adjourn, postpone or continue the Annual Meeting, and to transact such other business as may properly come before the meeting.

VOTING

Common Stock with no par value and Series A Convertible Preferred Stock are the only voting stocks of the Company.  Only holders of record at the close of business on August 23, 2010 are entitled to vote.  In the case of Common Stock, holders are entitled to one (1) vote for each share held.  As of July 21, 2010, the Company had 35,657,409 common shares outstanding and no preferred shares outstanding.  Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

All shares represented by proxies shall be voted "FOR" each of the matters recommended by management unless the Shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked.  Any Shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Wixom, Michigan at least twenty-four (24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the presiding officer, announces such revocation in open meeting.  All Shareholders are encouraged to date and sign the proxy form, indicate their choice with respect to the matters to be voted upon and return it to the Company.

Directors are elected by plurality vote, meaning that the five persons receiving the most votes at the meeting, assuming a quorum is present, are elected as directors of the Company. Most corporate governance actions other than elections of directors are approved by a majority of the votes cast. However, the proposal to amend our Amended and Restated Articles of Incorporation to effect a one (1) for ten (10) reverse stock split of our Common Stock will require the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company.  Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculations as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

ELECTION OF DIRECTORS

It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected.  In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit.  Directors are elected for a term of one (1) year and until their successors are elected and qualified. Although the Company’s Board of Directors will be composed of five members, the bylaws of the Company allow for up to nine directors.  In the event qualified individuals are identified after the Annual Meeting of Shareholders, up to four additional directors could be appointed at such later date by the Board.

The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and are presently Directors of the Company.

	Present Position with the		Served as
Name	Company	Age	Director Since

Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	70	1978

Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.	75	1978

Vincent Shunsky	Treasurer and Director of Integral Vision, Inc.	61	1978

William B. Wallace	Director of Integral Vision, Inc.	65	1990

Mark R. Doede	Director, President, Chief Operating Officer, and Chief Financial Officer of Integral Vision, Inc.	52	2009

  Mr. Drake has been a Director of the Company since 1969, served as President from 1973 to 1989, has been Chairman of the Board since 1983 and Chief Executive Officer since 1989. Mr. Drake worked as an operations research analyst at Ford Motor Company before joining the Company in 1969 as Vice President of Engineering. Mr. Drake brings extensive experience in international business, extensive knowledge of the display industry, and extensive experience with the financial community to the board. Mr. Drake is a graduate of the University of Michigan with a Bachelor of Science Degree in Industrial and Systems Engineering and a Masters in Business Administration.

Mr. Coon has been Secretary and a Director of the Company since 1978 and has been Vice Chairman since 1983.  Mr. Coon is the President and Chairman of the Board of Maxco, Inc. formerly a NASDAQ listed public company which has recently been taken private.  He has served as a Director of Spartan Motor Company in Jackson, Michigan, a NASDAQ listed public company.   Mr. Coon brings knowledge and experience in acquiring and developing value in manufacturing and distribution companies to our board.

  Mr. Shunsky has been a Director and Treasurer of the Company since 1978.  Mr. Shunsky has served as a Director, Treasurer and Vice President of Maxco, Inc., formerly a NASDAQ listed public company.  He is presently the Managing Principal of Corporate Planning and Consulting, LLC (CPC).  He has worked with the management of numerous businesses to create value for the various enterprises and also was involved in merger and acquisition transactions and financing activities including public stock offerings. Mr. Shunsky brings extensive corporate financial background, training, and knowledge of the public and private capital markets to the board.  Mr. Shunsky is a graduate of Walsh College and became a Certified Public Accountant in 1974. He has served on the boards of three public corporations, including the Company, as well as non-profit organizations.

Mr. Wallace has been a Director of the Company since 1990.  Mr. Wallace earned a Bachelor of Science Degree in Business Administration from Wayne State University in Detroit, Michigan and is licensed to practice as a Certified Public Accountant.  He is an Accredited Senior Appraiser in the field of Business Valuation and has received the Accredited in Business Valuation credential from the American Institute of CPA’s.  Mr. Wallace was a Partner with Ernst & Young; is Senior Managing Director and Founder of Equity Partners Ltd., an investment banking firm; is a manager, member, and incorporator of North Star Home Lending, LLC; was on the Board of Directors and an officer of North Star Financial Holdings, Inc.; and was a Board Member and Chairman of the Audit Committee of Nstar Community Bank.  Mr. Wallace brings extensive experience with investment banking activities and significant financial expertise to our board.

Mr. Doede has been a Director of the Company since 2009.  Mr. Doede joined the Company in 1980 as an Applications Engineer and has served in various engineering, operating, and administrative positions.  He was appointed Vice President of Engineering in 1989, was appointed President and Chief Operating officer in 1998, and assumed the role of acting Chief Financial Officer in 2002.  Mr. Doede brings product development and operating experience to our board.  He is a graduate of Lawrence Institute of Technology with a Bachelor of Science degree in Electrical Engineering.

During the fiscal year ended December 31, 2009, there were a total of two (2) meetings of the Board of Directors as well as numerous actions taken with the unanimous written consent of the directors.  Max A. Coon and Vincent Shunsky were present at fewer than 50% of the meetings held during the period.

We are quoted on the Over-The-Counter Bulletin Board system, which does not require director independence.  However, based on the requirements of NASDAQ Listing Rule 5605(a)(2), our Board has determined that Mr. Coon, Mr. Shunsky, and Mr. Wallace, three of the five current directors nominated for re-election at the Annual Meeting, are “independent”.

 The Chairman of the Board, Mr. Drake, presides at meetings of the Board.  The Chairman of the Board is also currently our Chief Executive Officer.  The Board believes that combining the Chairman and Chief Executive Officer positions is the most effective leadership structure for the present size of the Company and the Board given Mr. Drake’s in-depth knowledge of our industry, technology, international marketplace, and ability to implement strategic initiatives.  The Board does not have a specifically designated lead independent director, but believes that the committees consisting of only independent directors provide sufficient balance and oversight for our present size.

 The Board of Directors has established a Compensation Committee whose members are Max A. Coon and Vincent Shunsky, each of whom are independent directors within the meaning of NASDAQ Listing Rule 5605(a)(2).  The Compensation Committee is responsible for establishing compensation for the Company’s Chief Executive Officer, approving executive compensation levels of all other executives and authorizing the levels and timing of bonus payments.  In addition, this committee is responsible for administering the Company’s Stock Compensation Plans and the new Equity Incentive Plan, including designating the recipients and terms of specific grants.   The Compensation Committee acted one (1) time during the year ended December 31, 2009 to establish compensation criteria and levels.

 The Board of Directors has established an Audit Committee whose members are William Wallace and Vincent Shunsky, each of whom are independent directors based on the requirements of NASDAQ Listing Rule 5605(a)(2).  The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

 Management is responsible for identifying, assessing, and managing the material risks we face.  The Board of Directors as a whole and through its committees has responsibility for the oversight of risk management.  The Board of Directors exercises these responsibilities as part of its meetings and through its committees examining specific components of the business risk as part of their responsibilities.  The Compensation Committee oversees the management of risk relating to executive compensation plans and arrangements, and the Audit Committee oversees risk in financial controls and reporting.  The Board as a whole oversees risks associated with product and market development.  The Board and each of its committees has the ability to engage outside legal and professional advisors as required in connection with overseeing their oversight responsibilities.

Director Nominations

 The Company does not have a standing nominating committee.  Because of the small size of the Company and the technical nature of the industry in which the Company operates, the board believes it is appropriate for the duties of identifying nominees for election to the Board of Directors to be performed by the full board, whose members are identified above.  No charter has been adopted for the nominating committee.  Because the common stock of the Company is traded on the Over-the-Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Board of Directors performing duties regarding the nomination of director candidates.  Nevertheless, Max Coon, William Wallace and Vincent Shunsky are independent as defined in the listing standards of the Nasdaq Stock Market.

The Board of Directors does not have a written policy with respect to Board diversity; however, the Board’s goal is to assemble a Board that brings to the Company a diversity of knowledge, skills and expertise derived from high quality business and professional experience.

  The Board of Directors will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Investor Relations, Integral Vision, Inc., 49113 Wixom Tech Drive, Wixom, Michigan 48393, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residence) of the shareholder making the recommendation  and the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation.  The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company.  Shareholder recommendations will be considered only if received no less than 120 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

 The Board of Directors will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee.  The Board of Directors believes that a nominee recommended for a position on the Company’s Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills.  For a new potential board member, the Board of Directors will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member.  Qualifications of a prospective nominee that may be considered by the Board of Directors include:

•	Personal integrity and high ethical character;
•	Professional excellence;
•	Accountability and responsiveness;
•	Absence of conflicts of interest;
•	Fresh intellectual perspectives and ideas; and
•	Relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

The Company did not receive, by December 26, 2009, any recommended nominee from any shareholder.

Audit Committee and Committee Report.

 The Board of Directors has adopted a Charter to govern the operations of its Audit Committee.  A copy of this Charter is included as an exhibit to the Company’s proxy statement. The Charter requires that the Audit Committee shall be comprised of at least two directors, each of whom is independent of management and the Company.  As stated above, because the common stock of the Company is traded on the Over-the-Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Audit Committee.  However, the Charter requires that each member of the Audit Committee be independent as defined in the listing standards of the Nasdaq Stock Market.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements to be included in the Company’s Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards.  Also, the committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters described in the written disclosures and letter required to be furnished by the independent auditors in accordance with the applicable requirements of the Public Company Accounting Oversight Board.

 The committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The committee held four meetings during the year ended December 31, 2009.

  In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

  For the year ended December 31, 2009, the Board of Directors appointed an Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act whose members were William B. Wallace and Vincent Shunsky.  It is the opinion of the Board of Directors that the members of the Audit Committee are each independent under the above definition.  In addition, the Board of Directors has determined that both William B. Wallace and Vincent Shunsky meet the definition of an “audit committee financial expert” as defined in Item 401(d)(5)(ii) of Regulation S-K.

Director Compensation

Mr. Wallace earns $200 per meeting and $800 per month for his responsibilities as the Audit Committee Chairperson.  Vincent Shunsky earns $200 per meeting and $600 per month.  None of our other directors receive any fees or other compensation for acting as directors.

Communications with the Board of Directors

Shareholders and other interested parties may communicate with the Board of Directors, including the independent directors, by sending written communication to the directors c/o the Chairman of the Board, 49113 Wixom Tech Drive, Wixom, Michigan 48393.  All such communications will be reviewed by the Chairman, or his designate, to determine which communications will be forwarded to the directors.  All communications will be forwarded except those that are related to Company products and services, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Chairman, or his designate.

 The Chairman shall maintain and provide copies of all such communications received and determined to be forwarded to the Board of Directors in advance of each of its meetings.  In addition, the Chairman will indicate to the board the general nature of communications that were not determined to be forwarded and such communications will be held until each board meeting to be reviewed by any interested director.

 The Company does not require directors standing for election at an annual meeting of Shareholders to attend such meeting.  All but two of the Company’s directors attended the Company’s annual meeting of its Shareholders held on May 20, 2009.

EXECUTIVE OFFICERS

The following table sets forth information concerning the Executive Officers of the Company.

	Present Position with the
	Company and Principal		Served as
Name	Occupation	Age	Officer Since

Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	70	1978

Mark R. Doede	President, Chief Operating Officer and Chief Financial Officer of Integral Vision, Inc.	52	1989

Jeffery Becker	Senior Vice President of Integral Vision, Inc.	49	2007

Andrew Blowers	Chief Technical Officer of Integral Vision, Inc.	42	2002

Paul M. Zink	Vice President of Applications Engineering of Integral Vision, Inc.	44	2007

Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.; President and Chairman of the Board of Maxco, Inc.	75	1978

Vincent Shunsky	Treasurer and Director of Integral Vision, Inc.	61	1978

All of the foregoing officers of the Company have been engaged in the principal occupations specified above for the previous five years except as follows:

Mr. Becker was appointed Senior Vice President in May 2007.  Mr. Becker served as a Sales Engineer from 2005 to 2007.  Prior to 1999, Mr. Becker worked for the Company in various capacities, including spending extensive time in China for the Company.  From 1999 to 2005 Mr. Becker was not employed by the Company or involved in any activities associated with our business.  We rehired Mr. Becker in 2005 because of our prior relationship with him, especially his extensive experience with China.

Mr. Paul Zink was appointed Vice President Applications Engineering in May 2007. Prior to that time, Mr. Zink served as Director Vision Applications from November 1998, Manager Vision Engineering from March 1995 to 1998, Software Supervisor from June 1993 to 1995 and Software Engineer from March 1991 to 1993.

Vincent Shunsky was a Director, Treasurer and Vice President of Finance of Maxco until December 1, 2005, was affiliated with the Gannon Group, P.C., a Lansing, Michigan based business and real estate valuation firm, from January 2006 through March, 2008, and has been Managing Principal for Corporate Planning & Consulting, LLC from April 2008 to the present.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Max A. Coon and Vincent Shunsky.  Mr. Coon, although an officer of the Company, is also an officer and director of Maxco, Inc., is paid by Maxco, Inc. and receives no compensation from the Company.  Mr. Coon holds $134,012 of Class 3 notes and earned interest of $2,979 and $10,739 in 2008 and 2009, respectively.  Charlevoix Drive Properties, LLC, of which Max A. Coon is the managing member, holds $125,000 of Class 2 notes and $152,106 of Class 3 notes and earned interest of $39,318 and $26,570 in 2009 and 2008, respectively. See Note C – Long Term Debt and Other Financing of the Notes to Financial Statements included in Item 8 of our annual report on  Form 10-K for the fiscal year ended December 31, 2009.  Mr. Shunsky, although an officer of the Company, receives no compensation from the Company other than a director fee of $600 per month and $200 per meeting.  The Compensation Committee acted one (1) time during the year ended December 31, 2009 to establish compensation criteria and levels.  The Compensation Committee does not have a charter.

Overview and Philosophy

The Committee is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies.  In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.  The Chief Executive Officer has been granted the authority to grant bonuses to other executive officers of the Company up to a pre-approved amount.

The objectives of the Company’s executive compensation program are to:

-	Support the achievement of desired Company performance.
-	Provide compensation that will attract and retain superior talent and reward performance.
-
Align the executive officers’ interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance, and through the granting of equity incentives.

The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity.  The Compensation Committee will use its discretion to set executive compensation where, in its judgment, external, internal or an individual’s circumstances warrant it.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company.  Based on such review and discussion, the Committee recommended to the Board of Directors that such discussion and analysis be included herein.

As stated above, the Committee consists of Max A. Coon and Vincent Shunsky.

Executive Officer Compensation Program

The Company’s executive officer compensation program is composed of base salary, bonus, long-term incentive compensation in the form of equity, and various benefits, including medical and employee savings plans, generally available to employees of the Company.

Base Salary

Base salary levels for the Company’s executive officers are competitively set relative to other comparable companies.  In determining salaries, the Committee also takes into account individual experience and performance.  Due to the Company’s circumstances, base salary levels for certain of the Company’s executive officers were unchanged from the prior year.

Stock Option Program

The stock option program is the Company’s long-term incentive plan for executive officers and key employees.  The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company’s common stock.

In May 2008, the 2008 Equity Incentive Plan (“Plan”) allowing the issuance of equity based incentives on up to 4,828,000 shares of the Company’s common stock was approved by shareholders.  The Plan is designed to promote the interests of the Company and its shareholders by providing a means by which the Company can grant equity-based incentives to eligible employees of the Company or any Subsidiary as well as non-employee directors, consultants, or advisors who are in a position to contribute materially to the Company’s success (“Participants”).  The Plan permits the Compensation Committee of the Company’s Board of Directors to grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, and Shares.

In May 2009, the 2008 Equity Incentive Plan was modified by shareholders to allow the issuance of up to 7,328,000 shares of the Company’s common stock.

In May 2004, a stock option plan allowing the issuance of options on up to 1,000,000 shares of the Company’s common stock was approved by the Shareholders.  This stock option plan provides for the grant of both options intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, as amended, and non-statutory stock options which do not qualify for such treatment.  The stock option plan authorizes a committee of directors to award executive and key employee stock options, as well as options to directors and non-employees who are in a position to materially benefit the Company.  Stock options are granted at an option price equal to the fair market value of the Company’s common stock on the date of grant, have ten-year terms and can have exercise restrictions established by the committee, provided that the Compensation Committee of the Board of Directors is authorized to approve modifications to the option price and other terms of stock options at or subsequent to their issuance.

Stock option plans, each authorizing options on 500,000 shares of our common stock on substantially the same terms, were approved by our shareholders in 1999 and 1995.

Employee Savings Plan

Effective July 1, 1986, the Company adopted a 401(k) Employee Savings Plan.  The 401(k) is a “cash or deferred” plan under which employees may elect to contribute a certain portion of their compensation which they would otherwise be eligible to receive in cash.  The Company has agreed to make a matching contribution of 20% of the employees’ contributions of up to 6% of their compensation.  In addition, the Company may make a profit sharing contribution at the discretion of the Board.  All full time employees of the Company who have completed six months of service are eligible to participate in the plan.  Participants are immediately 100% vested in all contributions.  The plan does not contain an established termination date and it is not anticipated that it will be terminated at any time in the foreseeable future.

Benefits

The Company provides medical benefits to the executive officers that are generally available to Company employees.  Additionally, executive officers may be provided with other benefits, such as life insurance and an automobile allowance. See the Summary Compensation Table below for further detail.

Chief Executive Officer

Charles J. Drake has served as the Company’s Chief Executive Officer since 1978.  His base salary for the 2009 fiscal year was $160,000.  The bonus paid to Mr. Drake for 2009 was $80,000.  Due to the Company’s circumstances, Mr. Drake’s salary was unchanged from the prior year.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for each of the last two fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the other executive officers whose compensation for the 2009 fiscal year exceeded $100,000:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Options ($) [1]	All Other Compensation ($)		Total
Charles J. Drake	2009	160,000		80,000			15,410	[3]	255,410
Chief Executive Officer	2008	160,000		80,000	300,000	168,216	18,113	[3]	726,329

Mark R. Doede	2009	120,000		36,000	18,560		13,265	[4]	187,825
President & Chief Operating Officer	2008	120,000		36,000	55,200	40,453	15,592	[4]	267,245

Jeffery J. Becker	2009	117,439	[2]	12,000			10,865	[5]	140,306
Senior Vice President	2008	104,665	[2]	12,000		85,531	10,384	[5]	212,582

Andrew Blowers	2009	117,000		33,000			10,869	[6]	160,869
Chief Technical Officer	2008	117,000		33,000		97,306	10,388	[6]	257,694

Paul M. Zink	2009	117,000		-			9,725	[7]	126,725
Vice President of Applications	2008	117,000		-		65,380	11,453	[7]	193,833

[1]
These amounts reflect the aggregate grant date fair value, assuming no risk of forfeiture, of awards granted during 2008. These amounts have been calculated in accordance with Accounting Standards Codification topic 718, “Stock Compensation” as issued by the Financial Accounting Standards Board. The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock options granted. The Company determines the fair value of stock awards using the closing stock price on the date of grant. The assumptions used in the valuation of stock-based awards are discussed in Note I to the Financial Statements as presented in  our Annual Report on Form  10-K/A for the year ended December 31, 2009.  The dollar amounts listed includes an aggregate of $46,582 from the re-pricing of options in February of 2008.

[2]	Includes $20,439 and $19,665 of commissions in 2009 and 2008, respectively.
[3]	Includes term life insurance premiums of $300 in 2009 and 2008.
[4]	Includes term life insurance premiums of $346 in 2009 and 2008.
[5]	Includes term life insurance premiums of $252 and $253 in 2009 and 2008, respectively.
[6]	Includes term life insurance premiums of $337 in 2009 and 2008.
[7]	Includes term life insurance premiums of $327 and $323 in 2009 and 2008, respectively.

Options Exercised During Fiscal Year

There were no options exercised during the fiscal year by executive officers named in the Summary Compensation Table above.

Grants of Plan Based Awards During Fiscal Year 2009

The following table lists plan based awards granted to executive officers named in the Summary Compensation Table above:

			Grants of Plan Based Awards during Fiscal Year 2009
Name	Grant Date		Estimated Future Payout Target (#)		Stock Award	Stock Options	Option Exercise Price ($)	Grant Date Fair Value ($)
Mark R. Doede	1/1/2009	[1]	116,000	[2]	-	-	-	18,560

1 This stock award was issued from the 2008 Equity Incentive Plan.
2 Grant terms restrict the sale of stock awarded until all Class 2 Notes are repaid.  This restriction was removed May 5, 2010.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table lists unexercised options as of December 31, 2009 for the executive officers named in the Summary Compensation Table above.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options at FY-End (#)					Equity Incentive Plan Awards
Name	Exercisable	Unexercisable	Option Exercise Price ($)		Option Expiration Date	Market value of unearned shares ($) [6]		Number of unearned shares (#)
Charles J. Drake	500,000		0.17		5/15/2018	37,000	[7]	1,000,000
	500,000		0.30		9/16/2018

Mark R. Doede	50,000		0.14		8/1/2011	11,100	[7]	300,000
	50,000		0.24		3/12/2012
	40,000		0.15		5/7/2013
	33,000		0.13		1/20/2018
	117,500	117,500	0.26	[4]	2/14/2018
	50,000	50,000	0.15	[3]	4/3/2018
	116,000		0.17		5/15/2018

Jeffery J. Becker	33,000		0.13		1/20/2018
	65,000	65,000	0.26	[1]	2/14/2018
	57,000		0.22		4/30/2018
	90,000		0.17		5/15/2018
	232,000	25,000	0.30		9/16/2018

Andrew Blowers	30,000		0.14		8/1/2011
	40,000		0.15		5/7/2013
	33,000		0.13		1/20/2018
	150,000	150,000	0.26	[2]	2/14/2018
	7,500	7,500	0.15	[3]	4/3/2018
	40,000		0.22		4/30/2018
	142,000		0.17		5/15/2018
	208,000	35,000	0.30		9/16/2018

Paul M. Zink	25,000		0.15		5/7/2013
	30,000		0.13		1/20/2018
	77,500	77,500	0.26	[5]	2/14/2018
	4,000	4,000	0.15	[3]	4/3/2018
	82,000		0.17		5/15/2018
	200,000		0.30		9/16/2018

[1]	These stock options were issued in September, 2008 in exchange for options originally granted on various dates with a weighted average exercise price of $0.60.

[2]	These stock options were issued in September, 2008 in exchange for options originally granted on various dates with a weighted average exercise price of $0.70.
[3]	These stock options were issued in September, 2008 in exchange for options originally granted on October 22, 1999 with an exercise price of $1.065.
[4]	These stock options were issued in September, 2008 in exchange for options originally granted on various dates with a weighted average exercise price of $0.87.
[5]	These stock options were issued in September, 2008 in exchange for options originally granted on various dates with a weighted average exercise price of $0.83.
[6]	These shares were valued at the closing price of $0.037 on April 23, 2009.
[7]	Shares do not vest until outstanding Class 2 Notes are paid. This restriction was removed May 5, 2010.

The option exchanges have been calculated in accordance Accounting Standards Codification topic 718 using the Black-Scholes option-pricing model. Refer to Note I - Share Based Compensation of the Financial Statements as presented in the 10-K for the year ended December 31, 2009 for more information.

Director Compensation Table - 2009

The following table sets forth the cash compensation paid to directors or the Company for the last fiscal year.  No directors received any non-cash compensation.  For compensation paid to Charles J. Drake, refer to the Summary Compensation table above.

Name	Fees Earned ($)
Vincent Shunsky	7,200
William Wallace	11,400

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and Executive Officers or beneficial owners of over 10% of any class of the Company’s equity securities to file certain reports regarding their ownership of the Company’s securities or any changes in such ownership.

Based solely upon our review of copies of such reports (and amendments thereto) which we have received during the year ended December 31, 2009, and written representations of the persons required to file said reports, we believe that all reporting persons complied with these reporting requirements during fiscal year 2009 except for the following late reports: Mr. Max A. Coon was late filing Form 4’s for a January 8, 2009 and a July 1, 2009 transaction.  Mr. Mark Doede was late filing Form 4 for a January 1, 2009 transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2010 about the shareholders who we believe are the beneficial owners of more than five percent (5%) of our outstanding common stock, as well as information about ownership of our common stock by each of our directors, our chief executive officer, our chief financial officer, our other three most highly compensated executive officers and our directors and named executives as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. Except as otherwise noted below, the address of each person or entity named in the following table is c/o Integral Vision, Inc., 49113 Wixom Tech Drive, Wixom, Michigan 48393.

Austin W. Marxe	Common Stock	5,450,000	13.88%
David M. Geenhouse (1)
153 East 53rd Street, 55th Floor
New York, NY 10022

Bonanza Master Fund, LTD (2)	Common Stock	4,970,600	13.93%
300 Crescent Court, Suite 1740
Dallas, TX 75201

J. N. Hunter (3)	Common Stock	8,725,679	20.97%
Industrial Boxboard Corporation
2249 Davis Court
Hayward, CA 94545

John R. Kiely, III (4)	Common Stock	9,142,170	22.13%
17817 Davis Road
Dundee, MI 48131

Charles J. Drake (5)	Common Stock	6,645,709	17.31%

Max A. Coon (6)	Common Stock	1,727,173	4.74%

Mark R. Doede (7)	Common Stock	1,443,255	3.92%

Jeffery B. Becker (8)	Common Stock	883,742	2.42%

Andrew Blowers (9)	Common Stock	1,261,111	3.42%

Paul M. Zink (10)	Common Stock	765,053	2.10%

Vincent Shunsky (11)	Common Stock	24,253	*

William B. Wallace	Common Stock	0	*

All Directors and Officers as a Group (8 persons) (12)	Common Stock	12,750,296	30.19%

* Beneficial ownership does not exceed 1%.

(1)
Austin W. Marxe and David M. Greenhouse are the principal owners of AWM, SSTA and MG. AWM is the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SSTA is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Through their control of AWM, SSTA and MG, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed below. The total beneficial ownership of Messrs. Marxe and Greenhouse includes:

(i)	105,000 shares of common stock and warrants for the purchase of 204,325 shares which expire on September 15, 2013, held by Special Situations Technology Fund, L.P.;

(ii)	645,000 shares of common stock and warrants for the purchase of 1,255,135 shares which expire on September 15, 2013 held by Special Situations Technology Fund II, L.P.;

(iii)	350,000 shares of commons stock and warrants for the purchase of 681,081 shares which expire on September 15, 2013 held by Special Situations Cayman Fund, L.P.; and

(iv)	750,000 shares of common stock and warrants for the purchase of 1,459,459 shares which expire on September 15, 2013 held by Special Situations Private Equity Fund, L.P.

(2)
The total beneficial ownership includes 4,970,600 shares of common stock currently held but does not include warrants for the purchase of 3,000,000 shares which expire on September 15, 2013 and are subject to a 4.99% blocker clause.

(3)	The total beneficial ownership J.N. Hunter includes:

(i)	263,846 shares of common stock held directly by J.N. Hunter in the J.N. Hunter IRA;

(ii)	187,846 shares held by the Industrial Boxboard Company, of which Mr. Hunter and his spouse are the sole general partners;

(iii)	2,343,272 shares held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust, of which Mr. Hunter and his spouse are the sole trustees;

(iv)	5,237,484 shares issuable upon the conversion of convertible notes held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust which mature on July 1, 2010; and

(v)	693,131 shares issuable upon the exercise of warrants held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust which expire September 15, 2012;

but does not include 3,845,373 shares issuable on the conversion of convertible notes and exercise of warrants held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust which are subject to blocker clauses as follows:

Shares	Issued	Expire	Type and Price	Blocker %

432,567	1/8/09	7/1/10	Convertible Note @ $0.15 per share	4.90

372,033	7/1/09	7/1/10	Convertible Note @ $0.15 per share	4.90

400,707	1/1/10	7/1/10	Convertible Note @ $0.15 per share	4.90

115,068	2/24/09	2/24/13	Warrant @ $0.15 per share	9.90

28,767	2/24/09	2/24/13	Warrant @ $0.15 per share	9.90

57,535	4/10/09	4/10/13	Warrant @ $0.15 per share	9.90

14,384	4/10/09	4/10/13	Warrant @ $0.15 per share	9.90

285,252	4/10/09	4/10/13	Warrant @ $0.15 per share	9.90

22,603	6/4/09	6/4/13	Warrant @ $0.15 per share	9.90

28,767	7/3/09	7/3/13	Warrant @ $0.15 per share	4.90

65,753	7/28/09	7/28/13	Warrant @ $0.15 per share	4.90

45,205	8/28/09	8/28/13	Warrant @ $0.15 per share	4.90

349,518	7/3/09	7/3/13	Warrant @ $0.15 per share	4.90

376,705	10/8/09	10/8/13	Warrant @ $0.15 per share	4.90

699,041	2/1/10	2/1/14	Warrant @ $0.15 per share	4.90

551.469	3/23/10	3/23/14	Warrant @ $0.15 per share	4.90

(5)	The total beneficial ownership for John R. Kiely, III includes:

(i)	2,211,988 shares of common stock held directly;

(ii)	156,281 shares of common stock issuable upon the exercise of warrants which expire July 30, 2011 and are held directly;

(iii)	2,622,032 shares of common stock issuable upon the conversion of convertible notes which mature July 1, 2010 and are held by John R. Kiely, III in his personal living trust;

(iv)	191,733 shares of common stock issuable upon the exercise of warrants which expire January 2, 2012 and are held by John R. Kiely, III in his personal living trust;

(v)	1,291,693 shares held by John R. and Margaret Lee Kiely Revocable Trust, of which John R. Kiely, III is the sole trustee;

(vi)	2,410,465 shares issuable upon the conversion of convertible notes held by the John R. and Margaret Lee Kiely Revocable Trust, which mature on July 1, 2010;

(vii)
67,730 shares and 180,048 shares of common stock issuable upon the exercise of warrants which expire July 30, 2011 and January 2, 2012, respectively, and are held by the John R. and Margaret Lee Kiely Revocable Trust; and

(viii)	10,200 shares held by Michael H. Kiely Trust, of which John R. Kiely is the co-trustee.;

but does not include 2,762,638 shares issuable on the conversion of convertible notes and exercise of warrants held by the John R. and Margaret Lee Kiely Revocable Trust (Revocable Trust), by John R. Kiely, III in his personal trust (Personal Trust), or held jointly in a trust of which Michael H. Kiely and John R. Kiely are co-trustees (Joint Trust), all of which are subject to a blocker clause as follows:

Shares	Issued	Expire	Type and Price	Held By	Blocker %

158,027	7/1/09	7/1/10	Convertible Note @ $0.15 per share	Revocable Trust	4.90

170,207	1/1/10	7/1/10	Convertible Note @ $0.15 per share	Revocable Trust	4.90

184,467	7/3/09	7/3/13	Warrant @ $0.15 per share	Revocable Trust	4.90

198,817	10/8/09	10/8/13	Warrant @ $0.15 per share	Revocable Trust	4.90

368,938	2/1/10	2/1/14	Warrant @ $0.15 per share	Revocable Trust	4.90

291,054	3/23/10	3/23/14	Warrant @ $0.15 per share	Revocable Trust	4.90

172,127	7/1/09	7/1/10	Convertible Note @ $0.15 per share	Personal Trust	4.90

185,393	1/1/10	7/1/10	Convertible Note @ $0.15 per share	Personal Trust	4.90

246,575	2/18/10	2/18/14	Warrant @ $0.15 per share	Joint Trust	4.90

139,161	7/3/09	7/3/13	Warrant @ $0.15 per share	Personal Trust	4.90

149,985	10/8/09	10/8/13	Warrant @ $0.15 per share	Personal Trust	4.90

278,322	2/1/10	2/1/14	Warrant @ $0.15 per share	Personal Trust	4.90

219,565	3/23/10	3/23/14	Warrant @ $0.15 per share	Personal Trust	4.90

(6)	The total beneficial ownership for Mr. Drake includes:

(i)	4,787,803 shares of common stock currently held; and

(ii)	1,857,906 options to purchase common stock which are immediately exercisable.

(7)	The total beneficial ownership for Mr. Coon includes:

(i)	929,072 shares of common stock held directly;

(ii)	34,467 shares of common stock issuable upon the conversion of convertible notes which mature July 1, 2010 and are held directly by Max A. Coon;

(ii)	17,059 shares held by Max A. Coon IRA;

(iii)	541,096 shares of common stock issuable upon the conversion of convertible notes which mature July 1, 201 and are held by Charlevoix Drive Properties, LLC of which Mr. Coon is a member;

(iv)	205,479 shares of common stock issuable upon the exercise of warrants which expire September 15, 2012 and are held by Charlevoix Drive Properties, LLC of which Mr. Coon is a member;

but does not include 1,151,601 shares issuable on the conversion of convertible notes and exercise of warrants held by Max Coon or held by Charlevoix Drive Properties, LLC, all of which are subject to a blocker clauses as follows:

Shares	Issued	Expire	Type and Price	Held By	Blocker %

503,452	1/2/08	7/1/10	Convertible Note @ $0.25 per share	Max Coon	4.90

19,860	1/8/09	7/1/10	Convertible Note @ $0.15 per share	Max Coon	4.90

37,127	1/1/10	7/1/10	Convertible Note @ $0.15 per share	Max Coon	4.90

72,147	1/8/09	7/1/10	Convertible Note @ $0.15 per share	Charlevoix Drive Properties	4.90

40,067	7/1/09	7/1/10	Convertible Note @ $0.15 per share	Charlevoix Drive Properties	4.90

43,160	1/1/10	7/1/10	Convertible Note @ $0.15 per share	Charlevoix Drive Properties	4.90

77,055	7/3/09	7/3/13	Warrant @ $0.15 per share	Charlevoix Drive Properties	4.90

83,048	10/8/09	10/8/13	Warrant @ $0.15 per share	Charlevoix Drive Properties	4.90

154,110	2/1/10	2/1/14	Warrant @ $0.15 per share	Charlevoix Drive Properties	4.90

121,575	3/23/10	3/23/14	Warrant @ $0.15 per share	Charlevoix Drive Properties	4.90

(8)	The total beneficial ownership for Mr. Doede includes;

(i)	341,500 shares of common stock currently held; and

(iii)	1,101,755 options to purchase common stock which are immediately exercisable.

(9)	The total beneficial ownership for Mr. Becker includes:

(i)	24,200 shares of common stock currently held; and

(ii)	859,542 options to purchase common stock which are immediately exercisable.

(10)	The total beneficial ownership for Mr. Blowers includes:

(i)	55,050 shares of common stock currently held; and

(ii)	1,206,061 options to purchase common stock which are immediately exercisable;

but does not include 64,000 options to purchase common stock which become exercisable January 1, 2011.

(11)	The total beneficial ownership for Mr. Zink includes:

(i)	15,800 shares of common stock currently held; and

(ii)	749,253 options to purchase common stock which are immediately exercisable.

(12)	The total beneficial ownership includes 22,253 shares of common stock held directly by Vincent Shunsky and 2,000 shares held by Mr. Shunsky’s IRA.

(13)
The total beneficial ownership includes 6,192,737 shares of common stock currently held by our officers and directors; options to purchase 5,774,517 shares held by five officers which they are eligible to exercise immediately; and 781,042 shares of common stock issuable on the conversion or exercise of convertible notes and warrants held by Max Coon and Charlevoix Properties, LLC as detailed in note 7 above. Total beneficial ownership does not include options to purchase 64,000 shares held by one officer which he is eligible to exercise January 1, 2011 or 1,151,601 shares of common stock issuable on the conversion or exercise of convertible notes and warrants held by Max Coon and Charlevoix Drive Properties, LLC as detailed in note 7 above.

PROPOSED AMENDMENT TO EFFECT A ONE (1) FOR TEN (10) REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

We believe it is in the best interests of the Company and its shareholders to adopt an amendment to the Company’s Amended and Restated Articles of Incorporation authorizing a reverse stock split of our outstanding shares of common stock. The proposed amendment to our Amended and Restated Articles of Incorporation is attached to this proxy statement as follows (the “Amendment”).

Amendment to the Articles of Incorporation
of
Integral Vision, Inc.

The following is hereby added as a new paragraph of the Amended and Restated Articles of Incorporation:

Effective upon the filing of this Certificate of Amendment with the Michigan Department of Energy, Labor and Economic Growth (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and reclassified into a smaller number of shares such that each ten shares of issued Common Stock immediately prior to the Effective Time are reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued. The Company will round up fractional shares to the nearest whole share. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.

If the Amendment is approved, the number of issued and outstanding shares of common stock would be reduced by an exchange ratio of one (1) share for every ten (10) shares currently outstanding (the “Exchange Ratio”), and the current authorized number of shares of our common stock would remain at 90 million, without further approval of our shareholders. The reverse stock split would become effective upon filing the Amendment with the Michigan Department of Energy, Labor and Economic Growth which is anticipated to occur promptly following the Meeting, if approved.

Purpose of the Reverse Split

After careful consideration, the Board of Directors decided to recommend a one for ten reverse stock split to bring the outstanding and committed shares to less than 10,000,000 and not to subject the authorized shares to the reverse split so we did not have to have a separate action to increase the number of authorized shares after the reverse stock split.  The Company believes that the anticipated increase in the price per share as a result of the reverse split will encourage greater interest in our common stock among members of the financial community and the general investing public. We believe that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by securities research firms and therefore to have less third-party analysis of the company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split may encourage interest and trading in our common stock and thus possibly create a more liquid market for the Company’s shareholders, thereby resulting in a broader market for our common stock than that which currently exists

However, the possibility exists that shareholder liquidity may be adversely affected by the reduced number of shares outstanding if the reverse split is effected, particularly if the price per share of the Company’s common stock begins a declining trend after the reverse split is effected. There can be no assurance that the reverse split will achieve any of the desired results. There can also be no assurance that the price per share of the Company’s common stock immediately after the reverse split will increase proportionately with the reverse split, or that any increase will be sustained for any period of time.  The Company is not aware of any present efforts by anyone to accumulate its common stock, and the proposed reverse split is not intended to be an anti-takeover device nor is it part of a broader plan to take the Company private.

Effects of Reverse Split on Common Stock

One principal effect of the reverse split would be to decrease the number of outstanding shares of our common stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the reverse split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our common stock outstanding immediately following the reverse split as such shareholder held immediately prior to the reverse split. The relative voting and other rights that accompany the shares of common stock would not be affected by the reverse split. Although the reverse split will not have any dilutive effect on our shareholders (other than de minimus adjustments that may result from the treatment of fractional shares), the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease because our Amended and Restated Articles of Incorporation will maintain the current authorized number of shares of common stock at 90 million. The proposed Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of the common stock.

Type of Equity (as of June 30, 2010)	Issued and Outstanding Before Split	Issued and Outstanding After Split

Common Stock	35,675,409	3,567,541
Stock Options	6,160,000	616,000
Warrants	15,316,434	1,531,643
Convertible Debt	23,233,132	2,323,313

Totals	80,384,975	8,038,497

The common stock authorized before and after the reverse stock split will be 90,000,000 shares.

The Reverse Stock Split, if implemented, would not change the number of authorized shares of our common stock, which is 90,000,000, under our articles of incorporation.  Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares remaining available for issuance would increase.  As explained in more detail below, these additional shares of common stock would be available for issuance from time to time for corporate purposes such as purchase of assets, sales of stock or securities convertible into common stock and raising additional capital.  We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increased reserve of shares available for issuance may be used to facilitate public or private financings.  If sufficient operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered common stock, or securities convertible into common stock, in private transactions.   Such transactions might not be available on terms favorable to us, or at all.  We may sell common stock at prices less than the public trading price of the common stock at the time, and we may grant additional contractual rights to purchase not available to other holders of common stock, such as warrants to purchase additional shares of common stock or anti-dilution protections.

In addition, the increased reserve of shares available for issuance may be used for our equity incentive plans for grants to our employees, consultants and directors.  Our Board of Directors believes that it is critical to provide incentive to our officers and employees, to increase our revenues and profitability, and as a result, our market value, through equity incentive awards. Such equity incentive plans may also be used to attract and retain employees or in connection with potential acquisitions as we grant options to the employees of the acquired companies.  Our Board of Directors believes that our ability to achieve our growth strategy may be impaired without additional shares of authorized common stock that could be used to provide such equity incentives.

The availability of additional shares of common stock is particularly important in the event that our Board of Directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.  If this proposal is approved by the stockholders and the Reverse Stock Split is effected, our Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or rules.

If this proposal is approved, the additional authorized but un-issued shares of common stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board of Directors, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which our common stock may be listed at such time.

Effect on Outstanding Stock Option Plans

The Company presently has two (2) active stock option plans under which new stock options can be granted, the 2004 Employee Stock Option Plan and the Integral Vision, Inc. 2008 Equity Incentive Plan.    Under the terms of the plans, when the reverse split becomes effective, the number of shares available for grant by each plan will be decreased in accordance with the Exchange Ratio.

Effect on Outstanding Stock Options

As of June 30, 2010, the Company had 6,160,000 options to purchase Common Stock outstanding.  Under the terms of the options, when the reverse split becomes effective, the number of shares covered by each option will be decreased and the conversion or exercise price per share will be increased in accordance with the Exchange Ratio.

Effect on Outstanding Warrants

As of June 30, 2010, the Company had warrants for the purchase of approximately 15,316,434 shares of Common Stock outstanding.  Under the terms of the warrants, when the reverse split becomes effective, the number of shares covered by each warrant will be decreased and the exercise price per share will be increased in accordance with the Exchange Ratio.

Effect on Outstanding Class 3 Convertible Notes

As of June 30, 2010, the Company had Class 3 Notes convertible into approximately 23,233,132 shares of Common Stock outstanding.  Under the terms of the Class 3 Notes, when the reverse split becomes effective, the conversion price per share of Common Stock will be increased in accordance with the Exchange Ratio causing the number of shares available on conversion to be decreased in accordance with the Exchange Ratio.

No Effect on Legal Ability to Pay Dividends

The Company does not believe the reverse split will have any effect with respect to future distributions, if any, to the Company’s shareholders.  The Company has never declared or paid any cash dividends on our Common Stock.   We currently intend to retain any earnings for use in our operations and expansion of our business and therefore do not anticipate paying any cash dividends in the foreseeable future.

Payment for Fractional Shares; Book Entry Form of Shares

The Company will appoint Registrar and Transfer Company to act as exchange agent for holders of common stock in connection with the reverse split. The Company will not issue fractional shares with respect to the reverse split, but will instruct the Company’s transfer agent to round up any fractional share to the nearest whole share. Some of the Company’s outstanding common stock is registered in the names of clearing agencies and broker nominees. Because the Company does not know the number of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the reverse split or the total number of additional shares that will be issued as a result of rounding up fractional shares. However, the Company does not expect that the amount will be material.  As of the Record Date, the Company had approximately 322 holders of record of the Company’s common stock and approximately 1,200 beneficial holders. The Company does not expect the reverse split to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the reverse split.  Some of our shareholders of record hold their shares of common stock in certificate form. On or after the effective date of the reverse split, the Company will mail a letter of transmittal to each such shareholder. Each such shareholder will be able to obtain a new stock certificate evidencing its post-reverse-split shares if it sends the exchange agent its old stock certificate(s), together with the properly executed and completed letter of transmittal, and such evidence of ownership of the shares as the Company may require. Such shareholders will not receive a new stock certificate for post-reverse-split shares unless and until their old certificates are surrendered. Such shareholders should not forward their certificates to the exchange agent until they receive the letter of transmittal and they should only send in their certificates with the letter of transmittal. Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated similarly as shareholders of record, and nominees will be instructed to effect the reverse split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

Shareholders will not have to pay any service charges in connection with the exchange of their Certificates unless they have lost their certificate in which case a $45.00 lost certificate processing fee and a surety bond, whose price is dependant on the number of shares on the certificate, will be required.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following summary of certain material federal income tax consequences of the reverse split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only.  Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the United States federal income tax laws as of the date of this consent solicitation statement.  Such laws are subject to change retroactively as well as prospectively.  This summary also assumes that the shares of common stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.  EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder upon the stockholder’s exchange of shares pursuant to the reverse split.  The aggregate tax basis of the shares received in the reverse split will be the same as the stockholder’s aggregate tax basis in the shares exchanged.  The stockholder’s holding period for the shares received in the reverse split will include the period during which the stockholder held the shares surrendered as a result of the reverse split.  Our views regarding the tax consequences of the reverse split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.  The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

We will not recognize any gain or loss as a result of the reverse split.

Approval Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is required for the approval of this proposed Amendment.  Both abstentions and broker non-votes will have the effect of a negative vote. Unless otherwise directed by a shareholder’s proxy, the persons named as proxy voters in the accompanying proxy will vote FOR this Amendment. The approval of this proposal is not a condition to the approval of any other proposals submitted to the shareholders.

The Board of Directors recommends a vote FOR this proposal to amend our Amended and Restated Articles of Incorporation.

PROPOSED AMENDMENT OF 2008 EQUITY INCENTIVE PLAN

NOTE: IF THE REVERSE STOCK SPLIT IS APPROVED BY THE SHAREHOLDERS, SHARES AVAILABLE FOR ISSUE UNDER THE PROPOSED AMENDMENT OF THE INTEGRAL VISION, INC., 2008 EQUITY INCENTIVE PLAN WILL DECREASE IN ACCORDANCE WITH THE EXCHANGE RATIO.

The Company’s Board of Directors adopted the Integral Vision Inc. 2008 Equity Incentive Plan, effective March 24, 2008, contingent on shareholder approval, which was obtained at the 2008 annual shareholders meeting.  The Company’s Board of Directors adopted the Amendment and Restatement of Integral Vision, Inc., 2008 Equity Incentive Plan (together the “Plan”), effective March 24, 2009, contingent on shareholder approval, which was obtained at the 2009 annual shareholders meeting.

The Plan is designed to promote the interests of the Company and its shareholders by providing a means by which the Company can grant equity-based incentives to eligible employees of the Company or any Subsidiary as well as non-employee directors, consultants, or advisors who are in a position to contribute materially to the Company’s success (“Participants”) Presently, there are approximately 12 participants.  The Plan permits the Compensation Committee of the Company’s Board of Directors (“Compensation Committee”) to grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, and Shares.  A copy of the Plan, as amended and restated effective March 24, 2009, was filed as Exhibit 10.6 to the Company’s Definitive Schedule 14A, filed April 6, 2009.

As amended and restated on March 24, 2009, the Plan provided for up to the following number of Shares to be used for Awards:

(a)           7,328,000 shares, plus

(b)           Any Shares covered by an Award under the Plan or option under the 2004 Employee Stock Option Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the Award or option under the Prior Plan, plus

(c)           Any Shares exchanged by a Participant as full or partial payment to the Company of the Exercise Price of any Award under the Plan.

Of the Shares authorized for Awards, no Shares remained available as of May 31, 2010.  As a result, the Board, pursuant to the recommendation of the Compensation Committee, has adopted an amendment of the Plan, contingent on shareholder approval, which makes an additional 6,672,000 Shares available for Awards under  the Plan.  The amendment also eliminates the limitations on the number of Shares available for Awards to an individual participant in a given year.

A copy of the Plan, as Amended and Restated to reflect the foregoing amendment, is set out in Exhibit 10(7) to this Proxy Statement.

The Board of Directors recommends a vote FOR this proposal to amend our 2008 Equity Incentive Plan.
.
PROPOSED RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Rehmann Robson as the independent registered public accounting firm of the Company for the year ending December 31, 2010, subject to the ratification of the appointment by the Company’s shareholders.

Relationship With Independent Public Accountants

The firm of Rehmann Robson served the Company as its independent auditors for the year ended December 31, 2009.  A representative of Rehmann Robson is expected to be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

During the years ended December 31, 2008 and December 31, 2009, Rehmann Robson billed the Company for its services as follows:

Audit Fees. For aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and December 31, 2009 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the years:

2008:	$56,500
2009:	$50,950

Tax Fees.  For aggregate fees billed for professional services rendered for the preparation of the Company’s annual tax returns for the years ended December 31, 2008 and December 31, 2009:

2008:	$3,000
2009:	$3,000

All Other Fees.   For aggregate fees billed for professional fees with regard to the SEC comment letter on the registration statement and specific tax consulting projects for the years ended December 31, 2008 and December 31, 2009:

2008:	$11,000
2009:	$12,950

The Audit Committee of the Company’s Board of Directors is of the opinion that the provision of services described above was compatible with maintaining the independence of Rehmann Robson.  All services rendered to the Company by Rehmann Robson are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee.  A statement of work and associated fees for audit and tax services is negotiated by the Audit Committee before work is begun.  Professional services outside of the statement of work are requested on an as needed basis.  These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Rehmann Robson’s core work, which is the audit of the Company’s financial statements.  The Company’s Board of Directors has accepted the recommendation of the Audit Committee that the Company retain the firm of Rehmann Robson to serve as the Company’s independent auditors for the year ended December 31, 2010.

The Board of Directors recommends a vote FOR this proposal to ratify the appointment of Rehmann Robson.

SHAREHOLDER PROPOSALS

Any proposals which Shareholders of the Company intend to present at the next annual meeting of the Company must be received at the Company by December 8, 2010, for inclusion in the Company’s proxy statement and proxy form for that meeting.  Where a Shareholder making a proposal does not choose to seek to have such proposal included in the Company’s proxy materials, such proposal will not be considered timely for submission at the next annual meeting unless it is received by the Company by February 22, 2011, and in such case, the Company’s proxy will provide the management proxies with discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.  Proposals should be directed to the attention of Investor Relations at the offices of the Company, 49113 Wixom Tech Drive, Wixom, Michigan 48393.

DELIVERY TO SHAREHOLDERS SHARING AN ADDRESS

Only one copy of the notice of this proxy statement is being delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of such shareholders.  A separate copy of the notice will be promptly delivered upon written or oral request of a shareholder at a shared address directed to the attention of Investor Relations at the offices of the Company, 49113 Wixom Tech Drive, Wixom, Michigan 48393, telephone number 248-668-9230.  Shareholders at a shared address who wish to receive multiple copies of the Company’s notices in the future, or alternatively who are receiving multiple copies and wish to receive only a single copy, may direct their request to the attention of Investor Relations at the forgoing address and telephone number.

OTHER BUSINESS

The Company’s management knows of no other matters that may come before the meeting.  However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

The cost of solicitation of proxies will be borne by the Company.  In addition to solicitations by use of the mails, officers and regular employees of the Company may solicit proxies by telephone or in person.

By Order of the Board of Directors

Max A. Coon
Secretary

INTEGRAL VISION, INC.

Proxy solicited on behalf of the Board of Directors
for Annual Meeting of Shareholders
to be held October 13, 2010.

The undersigned hereby constitutes and appoints Max A. Coon and Charles J. Drake, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Integral Vision, Inc. (“Integral Vision”) on all matters unless the contrary is indicated herein at the Annual Meeting of Shareholders to be held at the corporate offices, 49113 Wixom Tech Drive, Wixom, Michigan 48393 on October 13, at 4:00 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting.  The undersigned directs that this proxy be voted as follows on the reverse side.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned Shareholder.  If no direction is made, this proxy will be voted FOR the Proposals.

PLEASE MARK, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

1.	ELECTION OF DIRECTORS	For All	With-	For All
		Nominees	hold	Except
M. Coon V. Shunsky
	C. Drake W. Wallace	_______	_____	______
M. Doede

INSTRUCTION:  To WITHHOLD AUTHORITY to vote for any individual nominee, mark the “For All Except” box and strike a line through the Name(s)of the nominee(s).  Your shares will be voted for the remaining nominee(s).

2.	AMENDMENT TO ARTICLES OF INCORPORATION

The Company is authorized to amend its Amended and Restated Articles of Incorporation to effect a one (1) for ten (10) reverse stock split of our common stock.

For_______         Against_________           Abstain_________

3.	AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE ANNUAL MEETING

The management of the Company is granted the authority to adjourn, postpone or continue the Annual Meeting.

For_______         Against_________          Abstain_________

4.	AMENDMENT AND RESTATEMENT OF INTEGRAL VISION, INC. 2008 EQUITY COMPENSATION PLAN

The Company is authorized to adopt the Amendment and Restatement of Integral Vision, Inc., 2008 Equity Compensation Plan which increases the maximum shares of its common stock awardable by 6,672,000 shares and eliminates the limitations on the number of Shares available for Awards to an individual participant in a given year.

For_______          Against_________          Abstain_________

5.	RATIFY THE APPOINTMENT OF REHMANN ROBSON AS AUDITORS

Appoint Rehmann Robson as auditors for the fiscal year ending December 31, 2010.

For_______          Against_________          Abstain_________

6.	In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.    _______

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.	DATED:	, 2010

Shareholder sign here	Co-owner sign here

INTEGRAL VISION, INC.
AUDIT COMMITTEE CHARTER

Organization
This charter governs the operations of the audit committee.  The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.  The committee shall be appointed by the Board of Directors and effective June 14, 2001 shall comprise at least two directors, each of whom are independent of management and the Company.  Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.  All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy
The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company.  In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes
The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board.  Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.  The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.  The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

INTEGRAL VISION, INC.
AUDIT COMMITTEE CHARTER
(Continued)

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•
The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the audit committee, as representatives of the Company's shareholders.  The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors.  The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.  Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors.

•
The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.  Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.  Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•
The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q.  Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.  The chair of the committee may represent the entire committee for the purposes of this review.

•
The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards, including matters required to be discussed by SAS 61.  The committee is to make a recommendation to the Board of Directors each year as to whether the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the Securities Exchange Commission.  The committee will review the required disclosures to be made by the Company in the annual proxy statement of the Company and approve such disclosures prior to filing with the Securities Exchange Commission.

Adopted May 24, 2000 and amended as of April 15, 2005

AMENDMENT AND RESTATEMENT OF
INTEGRAL VISION, INC. 2008 EQUITY INCENTIVE PLAN

Integral Vision, Inc. ("Company") hereby amends and restates the Integral Vision, Inc. 2008 Equity Incentive Plan ("Plan"), effective April 19, 2010, as set out herein.

ARTICLE I
APPROVAL AND PURPOSE

Section 1.01.   Approval of Amendment and Restatement.  The Company's Board of Directors approved this Amendment and Restatement of the Plan on April 19, 2010, contingent on approval by the Company's shareholders at or before the 2010 annual meeting of shareholders, and the Company's shareholders approved this Amendment and Restatement of the Plan on ______, 2010.

Section 1.02.   Description of Plan.  The Plan is designed to promote the interests of the Company and its shareholders by providing a means by which the Company can grant equity-based incentives to eligible employees of the Company or any Subsidiary as well as non-employee directors, consultants, or advisors who are in a position to contribute materially to the Company’s success ("Participants").  The Plan permits the Compensation Committee of the Company's Board of Directors to grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, and Shares, all as provided herein.

Section 1.03.   Purpose of Plan.  The purpose of the Plan is to further the growth, development, and financial success of the Company by providing for stock-based incentives to Participants that align their interests more closely with those of the Company's shareholders.  The Company also believes that the Plan will assist it in its efforts to attract and retain quality employees, directors, consultants, and advisors.

ARTICLE II
DEFINITIONS AND RULES OF CONSTRUCTION

Section 2.01.   Definitions.  When capitalized in this Plan, the following terms shall have the meanings specified below, unless the context otherwise requires:

(a)           “Advisor” means an individual who provides valuable services to the Company or a Subsidiary in a capacity other than as an Employee or Director.

(b)           "Agreement" means a written instrument between the Company and a Participant evidencing an Award and prescribing the terms, conditions, and restrictions applicable to the Award.

(c)           "Award" an Incentive Stock Option, a Non-Qualified Stock Option, Restricted Stock, or Shares granted pursuant to the Plan.

(d)           "Board of Directors" or "Board" means the Company's Board of Directors, as constituted from time to time.

(e)           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(f)            "Committee" means the committee described in Section 3.01; provided however, to the extent that the Board has not designated a Committee, "Committee" means the "Board."

(g)           "Company" means Integral Vision, Inc.

(h)           "Director" means a director of the Company or a Subsidiary who is not also an Employee.

(i)            "Effective Date" means March 12, 2008, the effective date of the Plan.

(j)            "Employee" means any individual employed by the Company or a Subsidiary, including an employee who is a member of the Board or the board of directors of a Subsidiary.

(k)           "Employer" means the Company and/or a Subsidiary.

(l)            "Exercise Price" means the price required to be paid to the Company upon the exercise of an Award.

(m)          "Fair Market Value" means, with respect to a Share on any date, as follows:

(1)           if the Shares are listed or admitted to trade and are readily tradable on a national securities exchange, the closing price of a Share on the principal national securities exchange on which the Shares are listed or admitted to trade on such date, or, if there is no trading of the Shares on such date, the closing price of a Share as quoted on the next preceding date on which there was trading in Shares;

(2)           if the Shares are not subject to paragraph (1) above, but are readily tradable on an established securities market, the closing price of a Share on such date on such market, or if there is no trading of the Shares on such date, the closing price of a Share on the next preceding date on which there was trading in Shares; and

(3)           if the Shares are not subject to paragraph (1) or (2) above, the fair market value of the Shares on such date, as determined by the Committee in a manner that satisfies the requirements of Code Section 409A and the guidance thereunder for exempt equity-based compensation.

(n)           "Grant Date" means the date on which the Committee or its designee approves the grant of an Award.  Notwithstanding the preceding sentence, if the Committee grants an Option and expressly designates a future Grant Date, with the minimum per Share Exercise Price based on the Fair Market Value of a Share on that future date, such future date shall be the Grant Date.

(o)           "Incentive Stock Option" means an option for Shares granted pursuant to the Plan that satisfies the requirements of Code Section 422.

(p)           "Non-Qualified Stock Option" means an option for Shares granted pursuant to the Plan that is not an Incentive Stock Option.

(q)           "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

(r)           "Participant" means a person to whom an Award has been granted under the Plan, provided, however, a Participant shall cease to be such at such time as all Awards granted to him under the Plan have been exercised and/or forfeited.

(s)           "Period of Restriction" means the period during which a Share of Restricted Stock is subject to restrictions and a substantial risk of forfeiture.

(t)           "Plan" means the Integral Vision, Inc. 2008 Equity Incentive Plan, as set out in this document, as amended from time to time.

(u)           "Restricted Stock" means Shares awarded pursuant to the Plan that, at the time of grant, are non-transferable and subject to a substantial risk of forfeiture.

(v)           "Prior Plan" means the Integral Vision , Inc. 2004 Stock Option Plan.

(w)           "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

(x)           "Separation from Service," "Separates from Service," or any variation of such term means, (i) in the case of an Employee, a complete termination of the employment relationship between the Employee and all Employers, (ii) in the case of a Director, termination of the Director's service as a Director, and (iii), in the case of an Advisor, a complete termination of the contractual relationship between the Advisor and the Company and all Subsidiaries.

(y)           "Share" means a share of the Company's common stock.

(z)           "Subsidiary" means any company that is a "subsidiary corporation" of the Company within the meaning of Code Section 424.

Section 2.02.   Rules of Construction.  The following rules shall apply in construing the Plan and any Agreement:

(a)           Except as expressly provided below, the Plan, all Awards and Agreements, and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Michigan without regard to conflict of law principles.

(b)           Words used in the masculine shall be construed to include the feminine gender, where appropriate, and words used in the singular or plural shall be construed as being in the plural or singular, where appropriate.

(c)           Provisions of the Plan applicable to Incentive Stock Options shall be construed to effect compliance with Code Section 422.

(d)           Captions and headings are for convenience only, and they shall not affect the construction of the Plan or any Agreement.

(e)           Reference to any provision of the Code or other law shall be deemed to include a reference to the successor of such provision.

(f)           The Plan and the Awards are intended to comply with and shall be construed to effect compliance with, the exemptions under Rule 16b-3, in the case of Participants who are subject to Section 16 of the Securities Exchange Act of 1934; provided, however, the Company shall have no liability to any Participant for Section 16 consequences of an Award.

(g)           It is intended that Options shall qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Code Section 162(m), and the Plan and the Agreements shall be construed accordingly.

(h)           It is intended that all Awards shall be exempt from the provisions of Code Section 409A, and the provisions of the Plan and all Agreements shall be construed in accordance with such intent.

(i)           If a court of competent jurisdiction holds any provision hereof invalid and unenforceable, the remaining provisions shall continue in effect, provided that the essential economic terms of the Plan and any Award can still be enforced.

ARTICLE III
ADMINISTRATION

Section 3.01.   Committee.  Except as otherwise provided herein, the Plan shall be administered by the compensation committee of the Board.  The Committee shall consist solely of two or more non-employee directors (within the meaning of Rule 16b-3) who are "outside directors" for purposes of Code Section 162(m) and the regulations thereunder.  Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

Section 3.02.   Powers of Committee.  Subject to the express provisions of the Plan and any express limitations on its authority, the Committee is authorized and empowered to administer the Plan and to (i) designate those persons who are Participants; (ii) grant Awards; (iii) determine the effective date of each Award, the number of Shares subject to the Award, and the other terms and conditions governing the Award, which terms and conditions need not be the same for each Award; (iv) interpret the Plan; (v) determine the Fair Market Value of the Shares; (vi) accelerate the time during which an Option may be exercised or the restrictions applicable to Shares of Restricted Stock shall lapse, notwithstanding any provision of the applicable Agreement; (vii) prescribe, amend, and rescind rules relating to the Plan; (viii) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award; (ix) determine the rights and obligations of Participants under the Plan; and (x) make all other determinations deemed necessary or advisable for the administration of the Plan.  Notwithstanding the preceding provisions, the Committee is not authorized to take any action that would cause an Award to become subject to the provisions of Code Section 409A.

Section 3.03.   Binding Determinations.  Subject only to compliance with the express provisions hereof, the Board and Committee may act in their sole discretion with respect to matters within their authority related to the Plan, and any action taken by, or inaction of, the Company, the Board, or the Committee consistent with the terms of the Plan and relating or pursuant to the Plan shall be conclusive and binding on all persons.

Section 3.04.   Reliance on Experts.  In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and rely upon the advice of experts, including employees of and professional advisors to the Company.

Section 3.05.   Delegation.  The Committee may delegate ministerial non-discretionary functions to one or more Company officers or employees.  Subject to applicable law, the Committee may delegate to the Company's Chief Executive Officer all or part of its authority and duties with respect to the granting of Awards to individuals who are not (i) subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934 or (ii) covered employees within the meaning of Code Section 162(m)(3).  Any delegation pursuant to this Section shall specify the duration of the delegation and limit the amount and types of Awards that may be granted pursuant thereto.

Section 3.06.   Limitations on Liability.  No director, officer, or agent of the Company shall be liable for any action, omission, or decision under the Plan that is taken, made, or omitted in good faith.

ARTICLE IV
ELIGIBILITY

The Committee shall, from time to time, designate those persons eligible to receive Awards under the Plan from among Employees, Directors, and Advisors.  The Committee may grant more than one Award to any Participant.

ARTICLE V
SHARES SUBJECT TO AWARDS

Section 5.01.   Shares Available The only shares subject to Awards shall be the Company's authorized, but unissued, or reacquired Shares.  Upon the expiration or termination, in whole or in part, for any reason of an outstanding Award or any portion thereof that shall not have vested or shall not have been exercised in full, or upon the surrender of Shares as payment for an Award, any Shares subject to the Award that have not been acquired by the Participant or that are forfeited or surrendered by the Participant shall again become available for the granting of additional Awards.

Section 5.02.   Aggregate Share Limit.  Subject to adjustment as provided in Section 5.04 and any limitations specified elsewhere in the Plan, the maximum number of Shares cumulatively available for issuance pursuant to Awards shall not exceed the sum of the following:

(a)            4,828,000 Shares authorized upon original adoption of Plan, plus

(b)           2,500,000 additional Shares approved in 2009, plus

(c)           6,672,000 additional Shares, plus

(d)           any Shares covered by an Award under the Plan or option under the Prior Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the Award or option under the Prior Plan, plus

(e)           any Shares exchanged by a Participant as full or partial payment to the Company of the Exercise Price of any Award under the Plan.

Section 5.03.  Limitation Applicable to Incentive Stock Options.  The maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan is 14,000,000 Shares, subject to adjustment under Section 5.04.  The only limitations on the number of Shares available for Awards other than Incentive Stock Options shall be those specified in Sections 5.02.

Section 5.04.  Adjustments Upon Recapitalization or Reorganization.  If the outstanding Shares are changed into, or exchanged for, a different number or kind of shares or securities of the Company through any capital reorganization or reclassification, or if the number of outstanding Shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made by the Committee in the number, kind, and/or Exercise Price with respect to Shares as to which Awards may be granted under the Plan.  A corresponding adjustment shall likewise be made in the number, kind, and/or Exercise Price for Shares with respect to which there are unexercised outstanding Awards.  Any such adjustment in an outstanding Award, however, shall be made without change in the total price applicable to the unexercised portion of the Award but with a corresponding adjustment in the price for each Share covered by the Award.  In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive, and binding.  No fractional Shares shall be issued or issuable under the Plan on account of any such adjustment.  No adjustment shall be made pursuant to this Section, if it would cause an Award to become subject to Code Section 409A or would cause an Incentive Stock Option to fail to be such.

ARTICLE VI
OPTION GRANTS

Section 6.01.  Option Grants.  The Committee may grant Non-Qualified Stock Options to any Employee, Director, or Advisor, and it may grant Incentive Stock Options to any Employee, in each case, as it deems appropriate.  The Company may assume options granted by an organization acquired by the Company or may grant Options in replacement of, or in substitution for, any such options.  Each Option shall consist of a right to purchase a specified number of Shares during a specified period and at a specified Exercise Price, all as determined by the Committee.  In addition to the terms, conditions, vesting periods, and restrictions established by the Committee in the Agreement, each Incentive Stock Option must comply with the requirements of Code Section 422 and Section 6.03.

Section 6.02.   Terms and Conditions of Options; Agreements.  Each Option shall be evidenced by an Agreement executed by the Company and the Participant, which shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

(a)           Grant and Notice of Option.  The date of an Option grant shall, for all purposes, be the date on which the Committee or its designee makes the determination granting such Option, unless the Committee designates a specific future Grant Date at such time.  Notice of the determination shall be given to each Participant to whom an Option is granted within a reasonable time after the Grant Date.  The grant of an Option shall not obligate the Participant to exercise it.

(b)           Number of Shares.  The Agreement shall state the number of Shares with respect to which each Option is granted and whether the Option is a Non-Qualified Stock Option or Incentive Stock Option.

(c)           Exercise Price.  The Agreement shall state the per Share Exercise Price for the Shares subject to the Option.  The per Share Exercise Price under an Option shall not be less than the Fair Market Value of a Share on the Grant Date.  For Incentive Stock Options, the per Share Exercise Price shall satisfy the requirements of Section 6.03 and the provisions of the Code applicable to incentive stock options.

(d)           Exercise and Payment of Exercise Price.  A Participant may exercise a vested Option by (i) giving written notice to the Company specifying the number of Shares to be purchased and accompanied by payment of the full Exercise Price therefor in cash, by check, or in such other form of lawful consideration as the Committee may approve, including without limitation and in the sole discretion of the Committee, the transfer by the Participant to the Company of outstanding Shares held by the Participant in a manner intended to comply with the provisions of Rule 16b-3, if applicable, and (ii) satisfying any other requirements set forth herein (including, without limitation, the tax withholding requirements of Article IX) or in the applicable Agreement.  Any Shares delivered by the Participant in connection with the exercise of an Option must have been owned by the Participant for at least six months as of the date of delivery.  Shares used to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise.

(e)           Restrictions on Grants. Notwithstanding any other provisions set forth herein or in an Agreement, no Option may be granted under the Plan after March 11, 2018.

(f)           Limitations on Transfer.  No Option may be assigned, transferred, or pledged, except by will or under the laws of descent and distribution.  During the lifetime of a Participant, an Option may be exercised only by the Participant and may not be assigned, transferred, or pledged.

(g)           Vesting of Options.  Options shall vest based on longevity of service and/or other schedules established by the Committee, as set forth in each Agreement.  The Committee may grant Options that are fully vested and exercisable at grant.

(h)           Issuance of Shares and Compliance with Securities Laws.  The Company may postpone the issuance and delivery of certificates representing Shares until (i) the admission of such Shares to listing on any stock exchange on which Shares are then listed and (ii) the completion of such registration or other qualification of Shares under any state or federal law, rule, or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete; provided, however, a person purchasing or otherwise receiving Shares pursuant to the Plan has no right to require the Company to register the Shares under federal or state securities laws at any time.  Any person purchasing or otherwise receiving Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such Shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the Shares in compliance with the provisions of those or any comparable acts.

Section 6.03.   Additional Limitations Applicable to Incentive Stock Options.

(a)           General.  The limitations and conditions of this Section, in addition to the terms and conditions otherwise specified by the Plan and the Agreement, shall apply to all Incentive Stock Options.

(b)           Price.  The per Share Exercise Price under an Incentive Stock Option shall be not less than the Fair Market Value of a Share on the Grant Date.  In the case of an Incentive Stock Option granted to an Employee who is a 10% shareholder, the per Share Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

(c)           Exercise Period.  Unless terminated earlier pursuant to other terms and provisions of the Agreement or the Plan, the term of each Incentive Stock Option shall expire within the period prescribed in the Agreement relating thereto, which shall not be more than five years from the Grant Date, if the Participant is a 10% shareholder (as defined in Code Section 422(b)(6)), and not more than ten years from the Grant Date, if the Participant is not a 10% shareholder (as defined in Code Section 422(b)(6)).  An Option shall not be treated as an Incentive Stock Option if it is exercisable by the Participant more than (i) three months after his termination of employment (ii), if the Participant is disabled (within the meaning of Code Section 22(e)(3)), 12 months after his termination of employment.

(d)           Maximum Exercise Rule.  The aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under this Plan and any other incentive stock option plan (within the meaning of Code Section 422) of the Company or any parent or subsidiary corporation of the Company shall not exceed $100,000.

(e)           Other Restrictions.  Incentive Stock Options may be granted only to employees of the Company (or a Subsidiary) that satisfy the other eligibility requirements of the Code.  There shall be imposed in any Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required for the Option be an "incentive stock option" within the meaning of Code Section 422.

Section 6.04.   Termination of Options.

(a)           Each Option granted under the Plan shall set forth a termination date, which shall be not later than ten years from the Grant Date, subject to earlier termination as set forth in this Plan or the Agreement.

(b)           The Committee shall establish the effect of a Separation from Service on the rights and benefits under each Option and in so doing may make distinctions based upon, among other factors, the cause of Separation from Service.  Following Separation from Service, an Option may be exercised only in accordance with the applicable Agreement and, unless otherwise expressly provided by the Committee, only with respect to that number of Shares for which the Option could have been exercised by the Participant on the date of Severance from Service.

(c)           The Committee may cancel any unexpired Options at any time, if the Participant is not in compliance with all applicable provisions of the Plan or with any Agreement, or if the Participant, whether or not he is currently employed by an Employer, engages in any of the following activities without the prior written consent of the Employer:

(1)           directly or indirectly renders services to or for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Employer; or

(2)           discloses to anyone outside of the Employer, or uses for any purpose other than the Employer's business, any confidential or proprietary information or material relating to the Employer, whether acquired by the Participant during or after employment with the Employer.

The Committee may, in its discretion and as a condition to the exercise of an Option, require a Participant to acknowledge in writing that he is in compliance with all applicable provisions of the Plan and of any Agreement and has not engaged in any activities referred to in clauses (1) and (2) above.

(d)           Subject to Section 6.06, (i) upon the dissolution, liquidation, or sale of all or substantially all of the business, properties, and assets of the Company, (ii) upon any reorganization, merger, consolidation, sale, or exchange of securities in which the Company does not survive, (iii) upon any sale, reorganization, merger, consolidation, or exchange of securities in which the Company does survive and any of the Company's shareholders have the opportunity to receive cash, securities of another corporation, partnership, or limited liability company and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13d of the Exchange Act) of beneficial ownership of more than 50% of the then outstanding Shares (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein as an "Extraordinary Event"), the Plan and each outstanding Option shall terminate, subject to any provision that has been made by the Committee through a plan of reorganization or otherwise for the substitution, assumption, settlement, or other continuation of the Options.  If Options are to terminate (with no substitution, assumption, settlement, or other continuation) in such circumstances, each Participant shall have the right, by giving notice at least ten days before the effective date of the Extraordinary Event ("Effective Date"), to exercise on or before the Effective Date, in whole or in part, any unexpired Option issued to the Participant, to the extent that the Option is vested and exercisable as of the Effective Date.

Section 6.05.   Rights as a Shareholder. Unless otherwise provided by the Board or the Committee, a Participant shall have rights as a shareholder with respect to Shares covered by an Option, including voting rights or rights to dividends, only upon the date of issuance of a certificate to him and, if payment is required, only after payment if full has been made for such Shares.

Section 6.06.   Acceleration of Options.

(a)           Notwithstanding the preceding provisions of this Article or any provision to the contrary contained in a particular Agreement, the Committee, in its sole discretion, may accelerate the vesting and exercisability of all or any portion of any Option then outstanding.  The decision by the Committee to accelerate an Option or to decline to accelerate an Option shall be final.  In the event of the acceleration of the exercisability of Option as the result of a decision by the Committee pursuant to this Section, each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion, provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not materially adversely affect the rights of any Participant without the consent of that Participant.  Any outstanding Option that has not been exercised by the holder at the end of such period shall terminate automatically at that time.

(b)           If the vesting of an Option has been accelerated in anticipation of an event, and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Options.

Section 6.07.  Substitute Options.  If the Company at any time should succeed to the business of another entity through a merger, consolidation, corporate reorganization or exchange, or through the acquisition of stock or assets of such entity or its subsidiaries or otherwise, the Committee may grant Options under the Plan to option holders of such entity or its subsidiaries, in substitution for options to purchase shares in such entity held by them at the time of succession.  The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all option holders of such entity), the number of Options to be received by each such person, the exercise price of such Option, and the other terms and conditions of such substitute Options.

ARTICLE VII
RESTRICTED STOCK

Section 7.01.  Grants of Restricted Stock.  Subject to the terms and provisions of the Plan, including Article V, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Employee, Director, or Advisor in such amounts as the Committee, in its sole discretion, shall determine.

Section 7.02.   Restricted Stock Award Agreement.  Each Award of Restricted Stock shall be evidenced by an Agreement, which shall specify the Period of Restriction, the number of Shares granted, and the terms and conditions of the Award.

Section 7.03.   Restrictions on Transferability.  Except as provided in herein, Shares of Restricted Stock may not be assigned, transferred, or pledged, whether by operation of law and whether voluntarily or involuntarily, until the end of the applicable Period of Restriction.

Section 7.04.   Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Article.  Such restrictions may be based upon any one or more of the following criteria: (i) the achievement of specific performance targets, (ii) vesting based on period of service with the Company and any of its Subsidiaries, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

Section 7.05.   Legend on Certificates.  The Committee, in its sole discretion, may require the placement of a legend on certificates representing Shares of Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

THE SALE, PLEDGE, OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER FEDERAL AND STATE SECURITIES LAWS AND UNDER THE INTREGRAL VISION, INC. 2008 EQUTY INCENTIVE PLAN, AS SET FORTH IN AN AWARD AGREEMENT EXECUTED THEREUNDER. A COPY OF SUCH PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF INTEGRAL VISION, INC.

Section 7.06.   Removal of Restrictions.  Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Shares of Restricted Stock covered by an Award shall be subject to release to the Participant in accordance with the terms of the Award.  The Committee, in its sole discretion, may accelerate the time at which any restrictions shall lapse or remove any restrictions.

Section 7.07.   Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.

Section 7.08.  Return of Restricted Stock to Company.  On the date set forth in the applicable Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction shall revert to the Company and thereafter shall be available for the grant of new Awards.

Section 7.09.   Termination of Service.  Unless otherwise provided in an Agreement or determined by the Committee, if a Participant Terminates Service during the Period of Restriction, Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and thereafter shall be available for the grant of new Awards; provided, however, that the Committee shall have the sole discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Shares of Restricted Stock.

Section 7.10.   Issuance of Shares and Compliance with Securities Laws.  The Company may postpone the issuance and delivery of certificates representing Shares until (i) the admission of such Shares to listing on any stock exchange on which Shares are then listed and (ii) the completion of such registration or other qualification of Shares under any state or federal law, rule, or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete; provided, however, a person purchasing or otherwise receiving Shares pursuant to the Plan has no right to require the Company to register the Shares under federal or state securities laws at any time.  Any person purchasing or otherwise receiving Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such Shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the Shares in compliance with the provisions of those or any comparable acts.

ARTICLE VIII
SHARE GRANTS

Subject to the provisions of the Plan, including Article V and this Section, the Committee may make an Award of Shares to any Employee, Director, or Advisor in such amount as the Committee, in its sole discretion, may determine.  A grant pursuant to this Section may be evidenced by an Agreement or such other documents as the Committee, in its sole discretion, determines to be appropriate.  Awards of shares pursuant to this Section shall be subject to the withholding requirements of Article IX.

ARTICLE IX
WITHHOLDING OF TAXES

The Company (or a Subsidiary) may deduct and withhold from the wages, salary, bonus, and other income paid by the Company (or Subsidiary) to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, lapse of restrictions on Restricted Stock, grant of Shares, or sale of Shares issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations.  This withholding of tax shall be made from the Company's (or Subsidiary's) concurrent or next payment of wages, salary, bonus, or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Committee may determine; provided, however, that, in the sole discretion of the Committee, the Participant may pay such tax by reducing the number of Shares issued upon exercise of an Option, lapse of restrictions, or award of Shares (for which purpose such Shares shall be valued at Fair Market Value at such time).  Notwithstanding the foregoing, the Company shall not be obligated to issue certificates representing the Shares to be acquired through the exercise of an Option or grant of an Award, if the Participant fails to provide the Company with adequate assurance that the Participant will pay such amounts to the Company as required herein.  Participants shall notify the Company in writing of any amounts included as income in the Participants' federal income tax returns in connection with an Award.  Any Shares or cash withheld by the Company to satisfy a Participant's withholding tax obligation in connection with an Award shall not exceed the number of Shares or amount of cash necessary to satisfy the minimum required levels of withholding under applicable law.

ARTICLE X
COMPLIANCE WITH LAWS

Section 10.01. General.  The Plan, the granting and vesting of Awards under the Plan, and the offer, issuance, and delivery of the Shares to Awards are subject to compliance with all applicable federal and state laws, rules, and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  A person acquiring any securities under the Plan shall, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

Section 10.02. Compliance with Securities Laws.  No Participant shall sell, pledge, or otherwise transfer Shares acquired pursuant to an Award or any interest in such Shares except in accordance with the express terms of the Plan and the applicable Agreement.  Any attempted transfer in violation of this Section shall be void and of no effect.  Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of Shares acquired or to be acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws. Notwithstanding anything else herein to the contrary, the Company has no obligation to register the Shares or file any registration statement under either federal or state securities laws.

ARTICLE XI
TERMINATION OF PLAN

The Plan shall terminate at the close of business on March 11, 2018, provided, however, the Board may, in its sole discretion, terminate the Plan at any prior time.  Subject to Sections 6.04 and 6.06, no such termination shall in any way affect any Award then outstanding or the Committee's authority hereunder with respect to such Award.

ARTICLE XII
AMENDMENT OF PLAN

Subject to Article VI, the Committee may make such amendments to the Plan and/or an Agreement as it shall deem advisable; provided, however, except as permitted by Article VI, no amendment shall materially adversely affect any Award then outstanding without the written consent of the affected Participant.  Adjustments contemplated by Section 5.04 shall not be deemed to be amendments for purposes of the foregoing.  Shareholder approval for any amendment shall be required only to the extent required under applicable law, including Code Section 162(m) and Code Section 422 and other provisions of the Code applicable to incentive stock options, or to the extent deemed necessary or advisable by the Board.

ARTICLE XIII
INDEMNIFICATION

In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any act or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in satisfaction of a judgment in any such action, suit, or proceeding except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is not entitled to indemnification under applicable law; provided, however, within 60 days after institution of any such action, suit, or proceeding, such Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same, and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit, or proceeding.  The Company shall not be obligated to indemnify any Committee member with regard to the settlement of any action, suit, or proceeding to which the Company did not give its prior written consent.

ARTICLE XIV
NOT AN EMPLOYMENT OR CONSULTING AGREEMENT

Nothing contained in the Plan or in any Agreement shall confer, intend to confer, or imply any right of employment or right to continued employment by, or rights to a continued relationship with, the Company (or any affiliate) in favor of any Participant or limit the ability of the Company (or any affiliate) to terminate, with or without cause, in its sole and absolute discretion, the employment or other relationship between the Company and the Participant, subject to the terms of any written agreement between the Company and the Participant.  In addition, nothing contained in the Plan or in any Agreement shall preclude any lawful action by the Company or the Board.  Status as an eligible person under the Plan shall not be construed as a commitment that any Award will be granted to the eligible person.

ARTICLE XV
MISCELLANEOUS

Section 15.01. Non-Exclusivity of Plan.  Nothing in the Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant options or authorize any other compensation, with or without reference to the Shares, under any other plan or independent authority.

Section 15.02. No Restriction on Corporate Powers.  The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 15.03. No Fiduciary Duties.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant or other person.